As filed with the Securities and Exchange Commission on
                             January 13, 1999
                           Registration No. 333-


	             SECURITIES AND EXCHANGE COMMISSION
	                    Washington, D.C. 20549

	                           FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                               ALICO, INC.
       (Exact name of registrant as specified in its charter)


            Florida                                59-0906081
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)               Identification Number)

                    P. O. Box 338, La Belle, FL  33975
     (address, including zip code, of principal executive offices)

                  Alico, Inc. 1998 Incentive Equity Plan
                        (Full title of the plan)

                         Ben Hill Griffin, III
                  P. O. Box 338, La Belle, FL  33975
                             (941)675-2966
       (Name, address and telephone number, including area code,
                         of agent for service)

  Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

                        David C. Shobe, Esquire
                     Fowler, White, Gillen, Boggs,
                       Villareal and Banker, P.A.
                501 East Kennedy Boulevard, Suite 1700
                         Tampa, Florida  33602

	              CALCULATION OF REGISTRATION FEE
____________________________________________________________________________

Title of each  Amount to be      Proposed       Proposed maximum  Amount of
 of class of    registered   maximum offering      aggregate    registration
securities to                price per share    offering price(1)    fee
be registered
____________________________________________________________________________

Common Stock,    650,000         $18.125          $11,781,250     $3,275.19
   par value      shares
$1.00 per share

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) and 457(c) based on the average of the high and low prices of the common stock of the Company as reported on January 11, 1999 on the NASDAQ stock market.




	                               PART II
	         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been previously filed by Alico, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference into this Registration Statement as of their respective dates:

     (a)  Annual Report on Form 10-K for the fiscal year ended August 31,
          1998;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents of the Company referred to in (a) above.

     (c) The Description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

     The registrant's Bylaws provide that the registrant shall indemnify directors and officers against expenses, costs and liabilities actually and necessarily incurred or paid in connection with the defense of any action or proceeding in which they are made a party by reason of their being or having been a director or officer of the Company except in relation to matters as to which the director or officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of their duties as a director or officer.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     The following documents are filed as exhibits to this Registration
Statement:

     4.1   Alico, Inc. 1998 Incentive Equity Plan.

     5.1 Opinion of Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., as to the legality of the securities being registered.

     23.1 Consent of Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. (appears in its opinion filed as Exhibit 5.1).

     23.2  Consent of KPMG LLP.


Item 9.  Undertakings.

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)    to include any prospectus required by Section 10(a)
                       (3) of the Securities Act of 1933;

		    (ii)   to reflect in the prospectus any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to
                Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered thereof.

          (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any lability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Belle, State of Florida, on the 13th day of January, 1999.

                                            Alico, Inc.


                                                BEN HILL GRIFFIN, III
                                            By:____________________________
                                               Ben Hill Griffin, III
                                               Chairman of the Board
                                               and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 13th day of January, 1999.


                                                BEN HILL GRIFFIN, III
                                            By:____________________________
                                               Ben Hill Griffin, III
                                               Chairman and
                                               Chief Executive Officer

                                                L. CRAIG SIMMONS
                                            By:____________________________
                                               L. Craig Simmons
                                               Vice President and
                                               Chief Financial Officer








     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                      Date

BEN HILL GRIFFIN, III                                  JANUARY 13, 1999
________________________    Ben Hill Griffin, III      ____________________
                            Chairman of the Board;
                            Chief Executive Officer;
                            Director
W. BERNARD LESTER                                      JANUARY 13, 1999
________________________    W. Bernard Lester          ____________________
                            President;
                            Chief Operating Officer;
                            Director
RICHARD C. ACKERT                                      JANUARY 13, 1999
________________________    Richard C. Ackert          ____________________
                            Director

J.C. BARROW                                            JANUARY 13, 1999
________________________    J. C. Barrow, Jr.          ____________________
                            Director

WILLIAM L. BARTON                                      JANUARY 13, 1999
________________________    William L. Barton          ____________________
                            Director

WALKER E. BLOUNT                                       JANUARY 13, 1999
________________________    Walker E. Blount, Jr.      ____________________
                            Director

BEN HILL GRIFFIN, IV                                   JANUARY 13, 1999
________________________    Ben Hill Griffin, IV       ____________________
                            Director

K. E. HARTSAW                                          JANUARY 13, 1999
________________________    K. E. Hartsaw              ____________________
                            Director

THOMAS E. OAKLEY                                       JANUARY 13, 1999
________________________    Thomas E. Oakley           ____________________
                            Director
















                            INDEX TO EXHIBITS


Exhibit
Number                   Description of Exhibits
_______                  _______________________



 4.1			Alico, Inc. 1998 Incentive Equity Plan.


 5.1			Opinion of Fowler, White, Gillen, Boggs, Villareal
                       and Banker, P.A., as to the legality of the securities being registered.


23.1			Consent of Fowler, White, Gillen, Boggs, Villareal
                       and Banker, P.A. (appears in its opinion filed as Exhibit 5.1).


23.2			Consent of KPMG LLP.  Filed with this Registration
                       Statement.














































                                     EXHIBIT 4.1



                                     ALICO, INC.
                              1998 INCENTIVE EQUITY PLAN

                                       ARTICLE I
                                      DEFINITIONS

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) "Affiliate" shall mean any entity other than the Company and its Subsidiaries which the Board designates as an "Affiliate" for purposes of this Plan.

(b) "Agreement" shall mean an agreement between the company and a Participant pursuant to which the terms and conditions of any Options, SARs or Restricted Stock granted to such Participant are specified.

(c)  "Board" shall mean the Board of Directors of the Company.

(d) "Code" shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

(e) "Company" shall mean ALICO, INC., a Florida corporation, and any successor to it.

(f)  "Director" shall mean a member of the Board.

(g) "Employee" shall mean any employee of the Company or any Subsidiary of the Company, and any Director who also serves as an Officer and whose duties as such involve a significant time commitment beyond that associated with preparation for and attendance at meetings of the Board and committees thereof.

(h)  "Employer" shall mean the corporation that employs an Optionee.

(i)  "Fair Market Value" of the shares of Stock on any date shall mean:

     (i) the closing sales price, or in the absence thereof, the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

     (ii) if there is no price as specified in (i), the final reported sales price, or if not reported, in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by The Nasdaq National Market or, if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

     (iii) if there also is no price as specified in (ii), the price determined by the Board by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Board shall determine to be appropriate for fairly determining current market value; or

     (iv) if there also is no price as specified in (iii), the amount determined in good faith by the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

(j) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

(k) "1934 Act" shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.

(l) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

(m) "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

(n) "Optionee" shall mean a person to whom an Option has been granted hereunder.

(o) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

(p) "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(q) "Participant" shall mean a person to whom an Option, SAR or Stock Appreciation Right has been granted hereunder.

(r) "Plan" shall mean the Alico, Inc., 1998 Incentive Equity Plan as set forth herein and as amended from time to time.

(s) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

(t) "Reload Option" shall mean an Option that is granted, without further action of the Board, (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as is so paid,
(iii) as of the date of such payment and at an Option Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Board shall specify at the time such exercised Option is granted.

(u) "Restriction Period" shall mean the period of time during which shares of Stock awarded to a Participant pursuant to Article VIII remain subject to the restrictions referred to in Section 8.2.

(v) "Restricted Stock" shall mean an award of shares of stock that is subject to restrictions under Article VIII.

(w)  "SAR" shall mean stock appreciation right.

(x) "Stock" shall mean the $1.00 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

(y) "Stock Appreciation Right" shall mean the rights granted under Article VII to surrender to the Company all or a portion of a stock appreciation right in exchange for a payment in cash or Stock.

(z) "Stock Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

(aa) "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                 ARTICLE II
                                  THE PLAN

2.l 	Name. This plan shall be known as the "Alico, Inc., 1998 Incentive
Equity Plan."

2.2 	Purpose. The purpose of the Plan is to advance the interests of the
Company, its stockholders, and any Subsidiary of the Company, by offering certain Participants an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options, Stock Appreciation Rights and/or Restricted Stock. These grants will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Participants will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

2.3 	Effective Date. The Plan shall become effective on the date of its adoption by the Board (the "Effective Date"). No Option, SAR or Restricted Stock granted under the Plan shall become exercisable or vested, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of common stock represented at a stockholders meeting at which a quorum is present and grants under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, Options, SARs and Restricted Stock may be granted under the Plan at any time after the Effective Date and before termination of the Plan.

2.4 	Termination Date. No further Options, SARs and/or Restricted Stock shall be granted hereunder on or after the date which is ten (10) years after the Effective Date, but all Options, SARs and/or Restricted Stock granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate, and all Options, SARs and Restricted Stock theretofore granted shall become void and may not be exercised, on October 30, 1999 if the stockholders of the Company shall not by that date have approved the Plan's adoption.

                                  ARTICLE III
                                  ELIGIBILITY

The persons eligible to participate in this Plan shall consist only of those individuals, Board members and employees whose participation the Board determines is in the best interests of the Company.

                                  ARTICLE IV
                                ADMINISTRATION

4.1	Duties and Powers of the Board in Administering the Plan. The Plan
shall be administered by the Board. In administering the Plan, the Board's actions and determinations shall be binding on all interested parties. The Board shall have the power to grant Options, SARs and/or Restricted Stock in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Board shall have the discretion and authority to determine those individuals to whom Options, SARs and/or Restricted Stock will be granted and in the case of Options whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option, SAR or Restricted Stock, such other matters as are specified herein, and any other terms and conditions of the Agreement applicable thereto. To the extent not inconsistent with the provisions of the Plan, the Board shall have the authority to amend or modify an outstanding Agreement relative to an Option, SAR or Restricted Stock (having due regard for possible tax implications to the Company and the Participant of such amendment or modification), or to waive any provision thereof, provided that the Participant consents to such action.

4.2	Interpretation; Rules. Subject to the express provisions of the Plan, the Board also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options, SARs or Restricted Stock granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

4.3	No Liability. No member of the Board shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option, SAR or Restricted Stock granted hereunder.

4.4	Company Assistance. The Company shall supply full and timely information to the Board on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

5.1 	Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall be 650,000 shares. Shares subject to an Option or issued pursuant to a Restricted Stock grant may be either authorized and unissued shares or shares issued and later acquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised or Restricted Stock which has become vested shall not again be available for issuance hereunder. The shares covered by (i) any unexercised portion of an Option that has terminated for any reason, or (ii) any Restricted Stock which has been forfeited, may again be granted under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for grant hereunder.

5.2	Antidilution.

(a)	In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

	(i)	The aggregate number and kind of shares of Stock for which
Options, SARs and/or Restricted Stock may be granted hereunder shall be adjusted proportionately by the Board; and

	(ii)	The rights of Participants (concerning the number of shares
subject to Options and SARs and the Option Price) under outstanding Options and SARs shall be adjusted proportionately by the Board.

(b)	If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Board, in its discretion, may:

       (i) declare that all Options and SARs granted under the Plan shall become exercisable immediately and that all Restricted Stock shall become vested notwithstanding the provisions of the respective Agreements regarding exercisability or vesting, and that all such Options and SARs shall terminate 30 days after the Board gives written notice of the immediate right to exercise all such Options and SARs and of the decision to terminate all Options and SARs not exercised within such 30-day period; or

	(ii)	notify all Participants that all Options and SARs granted under the Plan and all Restricted Stock Agreements shall be assumed by the successor corporation or substituted with Options, SARs or Restricted Stock issued by such successor corporation.

(c)	If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall cause (i) every Option and SAR outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders, provided that the Board in its discretion may declare all Options and SARs granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Agreements regarding exercisability and (ii) every share of Restricted Stock to vest. The Board's actions under this provision and the Participant's exercise of Options and SAR's under this provision shall be subject, however, to the limitations set forth in Articles VI and Article VII hereof.

(d)	The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                    ARTICLE VI
                                     OPTIONS

6.1	Types of Options Granted. Within the limitations provided herein,
Options may be granted to one Participant at one or several times or to different Participants at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Board deems relevant.

6.2	Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Board, and (b) by a written Stock Option Agreement executed by the Company and the Participant. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. Separate Stock Option Agreements shall be used for Options intended to be ISO's and those not so intended.

6.3	Optionee Limitations.
The Board shall not grant an ISO to any person who, at the time the ISO would be granted:

(a)	is not an Employee; or

(b)	owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted.
For the purpose of this paragraph (b), a person shall be considered to own
(i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein, and
iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

6.4	$100,000 Limitation. Except as provided below, the Board shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO's shall not preclude the Board from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section
6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

6.5	Option Price. The Option Price under each Option shall be determined by the Board. However, the Option Price shall not be less than 50% of the Fair Market Value of the Stock, or in the case of an ISO less than the Fair Market Value of the Stock, in each case on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

6.6 	Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Board, but the Stock Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to a Participant who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Participant.

6.7	Option Exercise.

(a) 	Unless otherwise provided in the Stock Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Board shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

(b)	An Option shall be exercised by (i) delivery to the Treasurer of the
Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

(c)	The Option Price shall be paid in full upon the exercise of the
Option; provided, however, that the Board may provide in a Stock Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate option price).

(d)	In addition to and at the time of payment of the Option Price, the
Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Board any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Board may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

(e) 	The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to him upon the exercise of the Option.

6.8	Nontransferability of Option. No Option or any rights therein shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee's guardian or other legal representative, should one be appointed).

6.9	Termination of Employment. The Board shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, including but not limited to the death or disability of the Optionee which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

6.10	Employment Rights. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee or Board member. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person's employment at any time.

6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by a Participant to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such Participant the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 425(a).

                                   ARTICLE VII
                           STOCK APPRECIATION RIGHTS

7.1	Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Board at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by a Participant,in accordance with Section 7.2, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Board for such purposes. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in a manner prescribed in Section
7.1. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

7.2	Terms and Conditions. Stock Appreciation Rights shall be
subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, including the following:

(i)	Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable, in accordance with the provisions of Article VI and Article VII of the Plan.

(ii)	Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock in the aggregate equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Board having the right to determine the form of payment.

(iii)	Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
Article VI of the Plan.

(iv)	Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article V of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock issued under the Stock Appreciation Right based on the value of the Stock Appreciation Right.

(v)	The Board may provide, at the time of grant, that such Stock
Appreciation Right can be exercised only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Board may specify at grant.

(vi)	The Board may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Board may specify at grant.

                                   ARTICLE VIII
                           AWARDS OF RESTRICTED STOCK

8.1	Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Board shall determine the Participants to whom, and the time or times at which, such grants will be made, the number of shares to be awarded, the price (if any) to be paid under Section 8.2(i) by the recipient of a Restricted Stock
Award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

The Board may condition grants of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Board may determine.

The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

8.2	Restrictions and Conditions. Restricted Stock Awards shall be subject to the following restrictions and conditions:

(i)	The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

(ii)	Awards of Restricted Stock must be accepted within a period of 60 days
(or such shorter periods as the Board may specify at grant) after the award date, by executing a Restricted Stock Agreement and paying whatever price
(if any) is required under Section 8.2(i).

The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(iii)	Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alico, Inc. 1998 Incentive Equity Plan and an Agreement entered into between the registered owner and Alico, Inc. Copies of such Plan and Agreement are on file in the offices of Alico, Inc., La Belle, Florida."

The Board may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(iv)	Subject to the provisions of this Plan and the applicable award agreement, during a period set by the Board commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.

Based on service, performance and/or such other factors or criteria as the Board may determine, the Board may, however, at or after grant provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

(v) Except as provided in this Section 8.2, unless otherwise determined by the Board the recipient shall have, with respect to the shares of Restricted Stock covered by any award, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends.

(vi)	Except as otherwise provided in this Section 8.2 and in the applicable award agreement, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period for a given award, all shares still subject to restriction shall be forfeited by the participant, provided, however, the Board may provide for waiver of the restrictions in the event of termination of employment due to death, disability or retirement.

(vii)	In the event of hardship or other special circumstances of a participant whose employment with the Company or any Subsidiary or Affiliate is involuntarily terminated, the Board may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Board may deem appropriate.

(viii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

                                  ARTICLE IX
                         CONDITIONS TO ISSUING STOCK,
                         SAR OR RESTRICTED STOCK AWARD

The Company shall not be required to issue or deliver any Stock purchased
(i) pursuant to any Restricted Stock Award or (ii) upon the full or partial exercise of any Option or SAR granted hereunder prior to fulfillment of all of the following conditions:

(a)	The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b)	The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

(d)	The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Participants shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                  ARTICLE X
              TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Board may at any time, (i) cause the Board to cease granting Options or Restricted Stock Awards, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

(a)	Increase the number of shares of Stock subject to the Plan beyond the amount previously approved or ratified by the stockholders; or

(b)	Change or modify the class of persons that may participate in the
Plan.

No termination, amendment or modification of the Plan shall affect adversely the rights of a Participant under any outstanding Option, SAR or Restricted Stock Award without the consent of the Participant or his legal representative.

                                ARTICLE XI
                              MISCELLANEOUS

11.1	Replacement Grants. At the sole discretion of the Board, a Participant may be given an election to surrender an Option, SAR or Restricted Stock
Award in exchange for a new Option, SAR or Restricted Stock Award.

11.2	Forfeiture for Competition. If a Participant provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, then that Participant's rights under any Options, SARs or Restricted Stock Awards outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Board.

11.3	Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

11.4	Gender. Whenever used herein, the masculine pronoun shall include the feminine gender.

11.5	Headings No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.






                                  EXHIBIT 5.1





                               January 13, 1999



Alico, Inc.
P. O. Box 338
La Belle, FL  33975

	Re:	Registration Statement on Form S-8
		Alico, Inc., 1998 Incentive Equity Plan

Gentlemen:

	This opinion is given to you in connection with the filing by Alico, Inc., a Florida Corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-8 (the "Registration Statement") with respect to 650,000 shares of the common stock, $1.00 par value, of the Company issuable pursuant to the Alico, Inc., 1998 Incentive Equity Plan (the "Plan") (all shares of such stock issuable pursuant to the Plan are referred to herein as the "Common Stock"). As counsel for the Company, we have examined the relevant corporate documents incident to the giving of this opinion.

	Based on the foregoing, we are of the opinion that the shares of Common Stock, when issued and delivered in accordance with the provisions of the Plan and options issued thereunder, will be legally issued, fully paid and non-assessable.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

							Very truly yours,

							Fowler, White, Gillen, Boggs,
							Villareal and Banker, P.A.













                                  EXHIBIT 23.2





                       Consent of Independent Auditors



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Alico, Inc. 1998 Incentive Equity Plan, of our report dated October 9, 1998, relating to the consolidated balance sheets of Alico, Inc. and subsidiary as of August 31, 1998 and 1997 and the related consolidated statements of operations and cash flows for the fiscal years in the three-year period ended August 31, 1998, which report appears on page 19 of the 1998 Financial Statements booklet in the Registrant's 1998 Annual Report to Stockholders which is incorporated by reference in the August 31, 1998 Annual Report on Form 10-K of Alico, Inc. filed with the Securities and Exchange Commission.





                                                                    KPMG LLP
Orlando, Florida
January 13, 1999